Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-281882) of our audit report dated April 29, 2025 relating to the consolidated financial statements of NiSun International Enterprise Development Group Co., Ltd and its subsidiaries, for the years ended December 31, 2024 and 2023, appearing in the Annual Report on Form 20-F of NiSun International Enterprise Development Group Co., Ltd for the year ended December 31, 2024.

Singapore, Singapore

April 29, 2025

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